Exhibit 1.01

Cummins Inc.
Conflict Minerals Report
For The Year Ended December 31, 2017

This Conflict Minerals Report for the year ended December 31, 2017 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule).  The Securities and Exchange Commission (SEC) adopted the Rule to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act).  The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain so called conflict minerals that are necessary to the functionality or production of their products.  “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG).  These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not the conflict minerals fund armed conflict in the Democratic Republic of the Congo or an adjoining country (the Covered Countries).

1.	Company Overview

This report has been prepared by the management of Cummins Inc. (herein referred to as “Company,” “we,” “us,” or “our”).  The information in this report includes the activities of all majority-owned subsidiaries and other entities that are required to be consolidated. It does not include the activities of entities that are not required to be consolidated.

Cummins Inc. is a global power leader that designs, manufactures, distributes and services diesel and natural gas engines and engine-related component products, including filtration, after-treatment, turbochargers, fuel systems, controls systems, air handling systems and electric power generation systems.  We sell our products to original equipment manufacturers (OEMs), distributors and other customers worldwide.  We serve our customers through a network of over 500 company-owned and independent distributor locations and over 7,500 dealer locations in more than 190 countries and territories.

We conducted an analysis of our products and determined that it is possible that 3TG may be found in the majority of our products.  However, we believe that the amount and value of 3TG that may be in any given product is generally de minimis compared to the size and value of the product as a whole.

Conflict Minerals Policy

We have adopted the following conflict minerals policy:

It is a policy of Cummins Inc.:

•
To make reasonable efforts: a) to know, and to require each Cummins Inc. supplier to disclose to Cummins, the sources of Conflict Minerals used in its products; and b) to eliminate procurement, as soon as commercially practicable, of products containing Conflict Minerals obtained from sources that fund or support inhumane treatment in the Covered Countries.

•
To require Cummins Inc. suppliers to assist the Company to comply with the disclosure requirements of Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the rules of the U.S. Securities and Exchange Commission promulgated pursuant to that law, as well as any related laws and rules.

2.	Reasonable Country of Origin Inquiry (RCOI)

Scope of the Reasonable Country of Origin Inquiry Review

We designed our Reasonable Country of Origin Inquiry (RCOI) to provide a reasonable basis for us to determine whether we source 3TG from Covered Countries.  In 2017, we identified those suppliers who we knew to have supplied, or otherwise were highly likely to have supplied (e.g., electronics suppliers), components and materials containing 3TG.  Through our scoping exercise, we identified over 1000 direct suppliers representing over 13.4% of our 2017 expenditures for direct components and materials.

We conducted a survey of these suppliers using the template developed by the Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI), known as the Conflict Minerals Reporting Template (the Template).  The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain.  It includes questions regarding a direct supplier’s conflict minerals policy, engagement with its direct suppliers, origin of conflict minerals included in its products, supplier due diligence, and a listing of the smelters the direct supplier and its suppliers use.  Written instructions and recorded training illustrating the use of the tool is available on the EICC’s website.  Many companies are using the Template in their RCOI and due diligence processes related to conflict minerals.

RCOI Results

In an effort to obtain the highest practical response rate, our process included multiple rounds of communication and follow-up including mail, email, and telephone calls.  We received a response from suppliers representing the majority of in-scope direct material and components expenditures.  We reviewed the responses against criteria developed to determine which responses required further engagement with our suppliers.  These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the Template.  We worked directly with these suppliers to obtain a revised response and/or additional clarity regarding their submission.

Most of the responses we received indicated that the 3TG in the suppliers’ components and materials either 1) did not originate from a Covered Country, 2) were not necessary to the functionality of the components and materials or 3) the source country was undeterminable.  However, after reviewing the results of our RCOI, we determined that we had reason to believe that some of the 3TG necessary for the functionality or production of our products, from a small number of suppliers, may have originated in a Covered Country during 2017, all within the meaning of the Rule.  We conducted our RCOI in good faith, and we believe that such inquiry was reasonable to allow us to make our determination. Accordingly, the Company proceeded to exercise due diligence on the source and chain of custody of the 3TG.

3.	Due Diligence Process

3.1 Design of Due Diligence

We designed our due diligence measures to conform, in all material respects, with the framework in The Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related Supplements for gold and for tin, tantalum, and tungsten.

3.2 Management Systems

Conflict Minerals Policy

As described above, the Company has adopted a conflict minerals policy.

Internal Team

We have developed a cross-functional team to set our conflict minerals strategy and ensure timely implementation and execution of our program.  Our Materials Compliance Leader, with support from our Environmental Materials Council, has primary responsibility for program execution.  Guidance on the overall strategy and implementation is provided by the Corporate Purchasing Leadership Team, the Legal Function, and the Ethics and Compliance Function.  Senior management is briefed about the results of our program on a regular basis.

Control Systems and Supplier Engagement

As a company well downstream in the supply chain, we do not have a direct relationship with 3TG smelters and refiners.  We engage with our suppliers and other major manufacturers in our industry and rely on information provided through the EICC-GeSI Conflict Minerals Reporting Template to gather information on the source and chain of custody of the conflict minerals in our products.

In 2013, we updated our Supplier Code of Business Conduct (Supplier Code) to address, among other things, conflict minerals and the requirement of our suppliers to provide information on their use of these minerals.  Our supplier contracts include a requirement that the supplier comply with the Supplier Code.  Contracts with our suppliers are frequently in force for three to five years, and we are ensuring that any new or renewed contracts incorporate the most up-to-date version of the Supplier Code.  In conjunction with that process, we are also asking our suppliers to certify that they have received the updated Supplier Code and intend to comply.  We conduct periodic audits of our suppliers to validate compliance with the Supplier Code.

Records Retention

We will retain documentation related to our conflict minerals compliance program according to our Corporate Record Retention Schedule.

Grievance Mechanism

We have longstanding grievance mechanisms whereby employees and suppliers can report potential violations of the Company’s policies, including our conflict minerals policy.  Our supplier Internet portal and Cummins website includes contact information that individuals can use to voice any concerns.

3.3 Identify and Assess Risk in the Supply Chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify second and third tier suppliers beyond our direct supply base.  Through our RCOI process (see section 2 above), we rely on our suppliers whose materials or components contain 3TG to provide us with information about the source of 3TG contained in those materials or components.  Our direct suppliers similarly rely upon information provided by their suppliers.  Many of our largest suppliers either are SEC registrants and subject to the Rule or are suppliers to other SEC registrants that are subject to the Rule.

3.4 Design and Implement a Strategy to Respond to Risks

In conjunction with our risk assessment process, the Company has developed, and management has approved, a risk management plan.  Through our due diligence process we attempt to determine the source and chain of custody of the necessary conflict minerals we know, or have reason to believe, originated in a Covered Country.

As a downstream company, we generally do not have a direct relationship with smelters and/or refiners.  Most of the work toward this aspect of the OECD Guidance is carried out indirectly through our suppliers or through our involvement with industry working groups/coalitions.

As a downstream company, we largely focus on the accuracy and quality of the representations our direct suppliers make regarding the source and chain of custody of their conflict minerals.  The Company evaluates its direct suppliers’ responses to RCOI and due diligence inquiries based on the risk or likelihood that they are giving an incorrect response or that a non-response may indicate the supplier is purchasing from a known conflict source and does not wish to disclose this fact.  When necessary, issues are escalated to the appropriate level internally and with the supplier.

In evaluating the responses from its suppliers, the Company screens all responses for overall risk factors associated with the veracity of the information supplied.  Suitable, measurable risk mitigation plans are developed as needed on a case-by-case basis.  To date, we have found no instances where it was necessary to terminate a contract or find a replacement supplier.

3.5 Carry Out Independent Third Party Audits of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain.  We support audits by engaging our upstream partners who are closer to the source and by supporting the processes carried out through the Conflict Minerals Reporting Template.

3.6 Report on Supply Chain Due Diligence

This conflict minerals report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at https://www.cummins.com/company/ethics-and-compliance/conflict-minerals-disclosure-report

4.	Due Diligence Results

Through our due diligence process we found that the majority of the suppliers we believed could be sourcing from a Covered Country were unable to determine the smelter or refiner of the 3TG in their products.  A small number of suppliers were able to provide a partial list of smelters and refiners.  These suppliers informed us that they were continuing to exercise their own due diligence efforts, but felt they would be unable to provide a complete list of smelters/refiners prior to the filing deadline. We compared the partial lists provided by our suppliers to those published by organizations such as the USGS, GAO, LBMA, EICC/GESI, and/or DMCC/WGC.  Through this process we were able to identify and address gaps in data, spelling errors, and eliminate duplicate records in order to arrive at the consolidated list of smelters and refiners.

The large majority of the responses received provided data at the supplier company level or a division/segment level relative to the supplier, rather than at a level directly relating to a part number that the supplier supplies to us, or were otherwise unable to specify the smelters or refiners used for components supplied to us. We were therefore unable to determine whether any of the 3TG that these suppliers reported was contained in components supplied to us or to validate that any of these smelters or refiners are actually in our supply chain.  However, based on the information we obtained from our suppliers, we believe that, to the best of our knowledge, the smelters and refiners listed in Annex I to this conflict minerals report may have been used to process the 3TG contained in the products we manufactured.

Efforts to Determine Mine or Location of Origin

Refer to sections 2 and 3 above for details on our RCOI and due diligence processes.  We believe that these processes are the most reasonable efforts we can make to determine the mines or locations of origin of the 3TG in our supply chain.

5.	Planned Program Improvements

We intend to continue to take the following steps to improve our conflict minerals program:

a)	As described in section 3.2 above, new or renewed supplier contracts will include updated Supplier Code of Conduct language which requires the suppliers to support our conflict minerals program.

b)	Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

c)	Continue to work with our peers, suppliers, and industry groups to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

d)	Continue our due diligence efforts to identify and address gaps in data in order to arrive at an accurate list of smelter locations.

ANNEX I

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refinery	Smelter Identification
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Acade Noble Metal (Zhao Yuan) Corporation	CHINA
Gold	Academy Precious Metals (China) Co.,Ltd	CHINA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Asarco	UNITED STATES OF AMERICA
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	AURA-II	UNITED STATES OF AMERICA	CID002851
Gold	Aurubis AG	GERMANY	CID000113
Gold	Baiyin Nonferrous Metals Corporation (BNMC)	CHINA
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Bangkok Assay	THAILAND
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CHANGCHENG GOLD AND SILVER REFINERY CO., LTD.	CHINA
Gold	Chi Sino-Platinum Metals Co.,Ltd	CHINA
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	China Gold International Resources Corp. Ltd	CANADA
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN	CID000264
Gold	Codelco	CHILE
Gold	Codelco - Ventanas Smelter & Refinery	CHILE
Gold	Colt Refining	UNITED STATES OF AMERICA
Gold	Copyr Gold shousha	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dongguan Standard Electronic Material.Co.,Ltd	CHINA
Gold	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	CHINA
Gold	Dowa	JAPAN	CID000401
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Enrico Faggi Spa	ITALY
Gold	ESG Edelmetallservice GmbH & Co. KG	GERMANY
Gold	Ethiopian Minerals Development Share Company	ETHIOPIA
Gold	Faggi Enrico S.p.A.	ITALY	CID002355
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Hua Jian Trade Co., Ltd.	CHINA
Gold	GUANGDONG HUA JIAN TRADE DO.,LTD	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	CHINA
Gold	Guangdong macro jin precious metal smelting	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Harima Smelter	JAPAN
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Henan Lingbao Gold Co., Ltd.	CHINA
Gold	Henan Province Sanmenxia City Gold Smelter	CHINA
Gold	Henan Yuguang Gold and Lead Co., Ltd	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Metals Hong Kong Ltd.	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	HeTai Gold Mineral GuangDong Ltd. Co.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hung Cheong Metal Manufacturing Limited	CHINA
Gold	Hutti Gold Mines Limited	INDIA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Jin Jinyin Refining Co., Ltd.	CHINA
Gold	Jinlong Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	K.A.Rasmussen as	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kosak Seiren	JAPAN
Gold	Kosaka Seiren	JAPAN
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	CHINA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	LiBaoJia	CHINA
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mining & Chemical Products Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Nohon Material Corporation	JAPAN
Gold	Nyrstar Metals	UNITED STATES OF AMERICA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Realized the enterprise co., ltd.	CHINA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	Safimet Spa. (Gold refiners)	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	Scotia Mocatta	HONG KONG
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shan Dong Huangjin	CHINA
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Gold	Shandon Jin Jinyin Refining Limited	CHINA
Gold	Shandong GUODA gold CO.,LTD.	CHINA
Gold	Shandong Hengbang Smelter Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong penglai gold smelter	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Yanggu Xiangguang Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shangdong Humon Smelting Co., Ltd.	CHINA
Gold	Shenzhen Chemicals Light Industry Co., Ltd.	CHINA
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA
Gold	Shenzhen Kuril company	CHINA
Gold	SHENZHEN TIANCHENG CHEMICAL CO LTD	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	SINO-PLATINUM METALS Co., Ltd.	CHINA
Gold	Smitomo Hisikari Mine	JAPAN
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	Super Dragon Technology Co., Ltd.	CHINA
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Suzhou Xingrui Noble	CHINA
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tai zhou chang san Jiao electron Co.,Ltd	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Technic Inc	UNITED STATES OF AMERICA
Gold	The Hutti Gold Mines Co Ltd	INDIA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Hoboken	BELGIUM
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	WILLIAMS GOLD REFINING CO INC	CANADA
Gold	WILLIAMS GOLD REFINING CO INC	UNITED STATES OF AMERICA
Gold	Williams/ Williams Brewster	UNITED STATES OF AMERICA
Gold	Wuzhong Group	CHINA
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yantai Guodasafina High-Tech Environmental Refinery Co. Ltd.	CHINA
Gold	Yantai Kanfort Metal Co., Ltd.	CHINA
Gold	Yantai Zhaojin Kanfort Precious Metals Incorporated Company	CHINA
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhaojin refining	CHINA
Gold	Zhaoyuan Li Fu Industrial	CHINA
Gold	ZHAOYUAN LIFUSHIYE Co., Ltd	CHINA
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold	Zhongkuang Gold Industry Co., LTD	CHINA
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA
Gold	Zhongshan Public Security Bureau, Guangdong Province ,China	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zhuhai toxic materials Monopoly Ltd.	CHINA
Gold	Zhuzhou Smelting Group Co., Ltd.	CHINA
Tantalum	Advanced Metallurgical Group N.V.	UNITED STATES OF AMERICA
Tantalum	Advanced Metallurgical Group N.V. (AMG)	UNITED STATES OF AMERICA
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA	CID002590
Tantalum	Ethiopian Meinerals Development Share Company	ETHIOPIA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals	UNITED STATES OF AMERICA	CID000564
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Group	GERMANY	CID000654
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Surface Technology and Ceramic Powders GmbH	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	CID000731
Tantalum	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Nantong Tongjie Electrical Co., Ltd.	CHINA
Tantalum	Ningxia Non-ferrous Metal Smeltery	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Plansee	AUSTRIA	CID001368
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Tantalite Tantalite Resources (Pty) Ltd.	SOUTH AFRICA
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA	CID002571
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
Tantalum	Zhuzhou Decheng Non Ferrous Metals Industies Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	ALTOS HORNOS DE MEXICO S.A. DE C.V.	MEXICO
Tin	Amalgamated Metals Corporation, Ketabang	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tin	American Iron and Metal	CANADA
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Arco Alloys	UNITED STATES OF AMERICA
Tin	ASUKA Industries Inc.	JAPAN
Tin	BASLINI TIN SRL	ITALY
Tin	Best Metais e Solda	BRAZIL
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	China YunXi mining	CHINA
Tin	Chinalco LuoYang Copper Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Cofermetal	ITALY
Tin	Cooérativa Produtores de Cassiterita	BRAZIL
Tin	COOPERATIVA DOS GARIMPEIROS DO ESTADO DE RONDÔNIA	BRAZIL
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	CRM Fundição de Metais e Comercio de Equipamentos Eletronicos do Brasil Ltda	BRAZIL
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Da Nang Processing Import and Export Joint Stock	VIET NAM	CID003154
Tin	Dae Kil Metal Co., Ltd	CHINA
Tin	Dongguan City Xida Soldering Tin Products Co.	CHINA
Tin	Dongguan lason metel materials co,.ltd	CHINA
Tin	Dongguan Qiandao Metal Tin Product Co., Ltd.	CHINA
Tin	Dowa	JAPAN	CID000402
Tin	DPI (HERAEUS)	ITALY
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Empresa Metalúrgica Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Feinhütte Halsbrücke GmbH	GERMANY	CID000466
Tin	Fenix Metals	POLAND	CID000468
Tin	FRACSA S.A DE CV.	MEXICO
Tin	Fuji Metal Mining Corp.	JAPAN
Tin	FUNDI S.A DE CV.	MEXICO
Tin	Fundição Regali	BRAZIL
Tin	GE JIU CITY DATUN CHENGFENG SMELTER	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	GEJIU YE LIAN CHANG	CHINA
Tin	Gejiu Yunxi Group Corp.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Gold Bell Group	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Guangxi Nonferrous Metals Group	CHINA
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	Hayes Metals	NEW ZEALAND
Tin	Heraeus Materials Technology GmbH & Co.Ltd	GERMANY
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Hulterworth Smelter	JAPAN
Tin	Hunan Xianghualing tin	CHINA
Tin	Huron Valley Steel Corp	UNITED STATES OF AMERICA
Tin	IBF IND Brasilleira de Ferroligas Ltd.	BRAZIL
Tin	Jau Janq Enterprise Co. Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Jean Goldschmidt International	BELGIUM
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin	Ju Tai Industrial Co., Ltd.	CHINA
Tin	JU TAI INDUSTRIAL CO.,LTD.	CHINA
Tin	KARAS PLATING LTD	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	MARCO METALES DE MEXICO,S. DE R.L. DE C.V.	MEXICO
Tin	Materials Eco-Refining Co., Ltd.	JAPAN
Tin	MCP Metal Specialist Inc.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tin	MCP Metal Specialties, Inc.	UNITED STATES OF AMERICA
Tin	MCP Mining & Chemical Products Ltd UK	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metal Alloy (India)	INDIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Ming Li Jia smelt Metal Factory	CHINA
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Morigin Company	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Tin	Nathan Trotter	UNITED STATES OF AMERICA
Tin	Ney Metals and Alloys	INDONESIA
Tin	Ney Metals and Alloys	UNITED STATES OF AMERICA
Tin	NGHE TIN NON-FERROUS METAL	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Northern Smelter	AUSTRALIA
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	OMODEO A. E S. METALLEGHE SRL	ITALY
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Phoenix Metal Ltd.	RWANDA	CID002507
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA	CID001412
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Koba Tin	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT NATARI	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA	CID002757
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Seirama Tin Investment	INDONESIA	CID001466
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	PT.CITRALOGAM ALPHASEJAHTERA	INDONESIA
Tin	PT.HANJAYA PERKASA METALS	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	RUI DA HUNG Technology Materials Co., Ltd	TAIWAN, PROVINCE OF CHINA
Tin	S. Izaguirre	SPAIN
Tin	Samhwa Non-Ferrous Metal. Inc Co.,Ltd	KOREA, REPUBLIC OF
Tin	SENJU METAL INDUSTRY CO.,LTD	JAPAN
Tin	Shan Tou Shi Yong Yuan Jin shu Zai Sheng Co., Ltd.	CHINA
Tin	Shaoxing Tianlong Tin Materials Co., Ltd	CHINA
Tin	Shapiro	UNITED STATES OF AMERICA
Tin	shen zhen qi xiang da hua gong gong si	CHINA
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA
Tin	Sichuan Guanghan Jiangnan casting smelters	CHINA
Tin	SIGMA TIN ALLOY CO., LTD.	CHINA
Tin	Sizer Metals PTE	SINGAPORE
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Solder Court Ltd.	CHINA
Tin	Stretti	MALAYSIA
Tin	Super Ligas	BRAZIL	CID002756
Tin	SUZHOU NUONENGDA CHEMICAL Co., Ltd.	CHINA
Tin	Taicang City Nancang Metal Material Co., Ltd.	CHINA
Tin	Taiwan high-tech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Taiwan Huanliang	INDONESIA
Tin	Taiwan qinggao qiye you xian gong si	TAIWAN, PROVINCE OF CHINA
Tin	Taiwan's lofty Enterprises Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Thai Sarco Thailand	TAIWAN, PROVINCE OF CHINA
Tin	Thailand Mine Factory	THAILAND
Tin	Thaisarco	THAILAND	CID001898
Tin	THEY MING INDUSTRIAL CO.,LTD	TAIWAN, PROVINCE OF CHINA
Tin	Three green surface technology limited company	CHINA
Tin	Tianshui ling bo technology co., Ltd.	CHINA
Tin	Tin Plating Gejiu	CHINA
Tin	Ton Yi Industrial Corporation	TAIWAN, PROVINCE OF CHINA
Tin	Top-Team Technology (Shenzhen) Ltd.	CHINA
Tin	Tratho Metal Química Ltda	BRAZIL
Tin	Traxys	FRANCE
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	Uni Bros Metal Pte Lts	SINGAPORE
Tin	UNI BROS METAL PTE．、LTD	SINGAPORE
Tin	Untracore Co., Ltd.	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	Wang Yu Manufacturing Co. Ltd.	CHINA
Tin	WC Heraeus Hanau	GERMANY
Tin	WELLEY	TAIWAN, PROVINCE OF CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Wilhelm Westmetall	GERMANY
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA
Tin	Wujiang City luxe Tin Factory	CHINA
Tin	Wuxi Lantronic Electronic Co Ltd	CHINA
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin	Xianghualing Tin Minerals	CHINA
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA
Tin	Xinjian Mining Corporation	CHINA
Tin	Xinmao Xiye (Tin Company)	CHINA
Tin	XURI	CHINA
Tin	Yao Zhang	CHINA
Tin	YE CHIU METAL SMELTING SDN.BHD	MALAYSIA
Tin	YH(Yunnan)	CHINA
Tin	Yifeng Tin	CHINA
Tin	Yifeng Tin Industry Co., Ltd	CHINA
Tin	Yiquan Manufacturing	CHINA
Tin	Yuecheng Tin Co., Ltd.	CHINA
Tin	Yuecheng Tin com.,LTD	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Chengo Electric Smelting Plant	CHINA
Tin	Yunnan Copper Zinc Industry Co., Ltd.	CHINA
Tin	Yunnan Gejiu Jinye Minerals	CHINA
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tin	Zhongshan Jinye Smelting Co., Ltd	CHINA
Tungsten	A&M Minerals Limited	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	A.L.M.T. TUNGSTEN Corp.	CHINA
Tungsten	AB FERROLEGERINGAR	SWEDEN
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Air Liquide Far Eastern	KOREA, REPUBLIC OF
Tungsten	Altlantic Metals	UNITED STATES OF AMERICA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Atlantic Metals	UNITED STATES OF AMERICA
Tungsten	Aubert & Duval	FRANCE
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	China's nonferrous mining group co. LTD	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Chunbao Carbide Science & Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	DAIDO STEEL	JAPAN
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Douluoshan Sapphire Rare Metal Co Ltd	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten	Ganzhou BESEEM Ferrotungsten Co. Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Hongfei Tungsten & Molybdenum Materials Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	GANZHOU TE JING TUNGSTEN CO,.LTD	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Han River Pelican State Alloy Co., Ltd.	CHINA
Tungsten	Heng Yang Yuan Jing Tungsten Co., Ltd	CHINA
Tungsten	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Metallurgy Group Co. Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hunan Nonferrous Group Xintianling Wolfram Mine Co., Ltd	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	IBG China	CHINA
Tungsten	Ingichki Metals LLC	UZBEKISTAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	JIANGSU HETIAN SCI-TECH MATERIAL CO.,LTD	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Tungsten Co.,Ltd	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Jinzhou Xingye Smelt Duty Corp., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Lin'an Guanghua Mining Co., Ltd	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	North American Tungsten	CANADA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532
Tungsten	SaintSteel	BRAZIL
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	TaeguTec	KOREA, REPUBLIC OF
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Toshiba Material Co., Ltd.	CHINA
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	WOGEN RESSOURCES LTD	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Wolfram Bergbau und Hutten AG	RUSSIAN FEDERATION
Tungsten	WOLFRAM INDUSTRIE TRAUNSTEIN	GERMANY
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	CID002236